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                                                                    EXHIBIT 21.1

          SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2001 *

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Organization                                                           Jurisdiction
------------                                                           ------------
Atlantic Automotive Components, L.L.C.                                 Michigan, U.S.A.
Visteon Climate Control Systems Limited                                Delaware, U.S.A
Visteon Domestic Holdings, LLC                                         Delaware, U.S.A.
     LTD Parts, Incorporated                                           Tennessee, U.S.A.
Visteon Export Services, Inc.                                          Barbados
Visteon Global Technologies, Inc.                                      Delaware, U.S.A.
     Visteon Holdings GmbH                                             Germany
         Visteon Deutschland GmbH                                      Germany
Infinitive Speech Systems Corp.                                        Delaware, U.S.A
     Infinitive Speech Systems, U.K                                    England
Visteon International Holdings, Inc.                                   Delaware, U.S.A.
     Autopal s.r.o.                                                    Czech Republic
     Brasil Holdings Ltda                                              Brazil
         Visteon Sistemas Automotivos Ltda.                            Brazil
     Duck Yang Industy Co., Ltd                                        Korea
     Halla Climate Control Corporation                                 Korea
     Visteon Korea Limited                                             Korea
     Visteon Electronics (Shanghai) Co., Ltd.                          China
     Visteon International Trading (Shanghai) Co., Ltd                 China
     Visteon Amazonas Ltda.                                            Brazil
     Visteon Ardennes Industries SAS                                   France
     Visteon S.A.                                                      Argentina
     Visteon Asia Holdings, Inc.                                       Delaware, U.S.A.
     Visteon Asia Pacific, Inc.                                        Japan
     Visteon Automotive Holdings, LLC                                  Delaware, U.S.A.
         Grupo Visteon, S. de R.L. de C.V.                             Mexico
              Altec Electronica Chihuahua S.A. de C.V.                 Mexico
              Autovidrio S.A. de C.V.                                  Mexico
              Carplastic S.A. de C.V.                                  Mexico
              Climate Systems Mexicana, S.A. de C.V.                   Mexico
              Coclisa S.A. de C.V.                                     Mexico
              Lamosa S.A. de C.V.                                      Mexico
     Visteon Automotive Systems India Private Limited                  India
     Visteon Canada, Inc.                                              Canada
     Visteon Caribbean, Inc.                                           Puerto Rico
     Visteon European Holdings Corporation                             Delaware, U.S.A.
         Visteon Holdings Espana SI                                    Spain
              Cadiz Electronica, S.A.                                  Spain
         Visteon Sistemas Interiors Espana, S.L.                       Spain
              Visteon Centro SA                                        Spain
         Visteon Holdings France SAS                                   France
              Visteon Holdings Italia, s.r.l.                          Italy
                  Visteon Interior Systems Italia SpA                  Italy
              Visteon Interior Holdings France SAS                     France
                  Visteon Systemes Interieur France, SA                France
         Visteon Hungary Kft                                           Hungary
     Visteon Philippines, Inc.                                         Philippines
     Visteon Poland S.A.                                               Poland
     Visteon Portugesa, Ltd.                                           Bermuda
     Visteon Powertrain Control Systems India PL                       India
     Visteon South Africa Pty. Ltd.                                    South Africa
     Visteon (Thailand) Co., Ltd.                                      Thailand
     Visteon UK Limited                                                England
     Visteon ZEM SA                                                    Poland
Visteon Global Treasury, Inc.                                          Delaware, U.S.A.
Visteon LA Holdings Corp.                                              Delaware, U.S.A.
Visteon Systems, LLC                                                   Delaware, U.S.A.
     Visteon AC Holdings Corp.                                         Delaware, U.S.A.

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12 Other U.S. Subsidiaries
24 Other Non-U.S. Subsidiaries

* Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.